EXHIBIT A

JOINT FILING STATEMENT

Each of the undersigned agrees that (i) the statement of Schedule 13D relating to the Common Units of Cheniere Energy Partners, L.P. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 will apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

February 14, 2008

CHENIERE LNG HOLDINGS, LLC

By:	/s/ Don A. Turkleson
Don A. Turkleson Title: Chief Financial Officer

CHENIERE LNG TERMINALS, INC.

By:	/s/ Don A. Turkleson
Don A. Turkleson Title: Chief Financial Officer

CHENIERE LNG, INC.

By:	/s/ Don A. Turkleson
Don A. Turkleson Title: Chief Financial Officer

CHENIERE ENERGY, INC.

By:	/s/ Don A. Turkleson
Don A. Turkleson Title: Senior Vice President and Chief Financial Officer